                                                                   EXHIBIT 10.75

THE WARRANTS ISSUED PURSUANT TO THIS WARRANT AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION.

                                WARRANT AGREEMENT
                                   To Purchase
                                    5,000,000
                             Shares of Common Stock
                           Dated as of March 17, 2003
                           PRICELINE.COM INCORPORATED
                             a Delaware Corporation

                                                 Issue Date: March 17, 2003

THIS CERTIFIES THAT, Marriott International, Inc., a Delaware Corporation (the "WARRANT HOLDER"), with its principal place of business at 10400 Fernwood Road, Bethesda, Maryland 20817, for value received, is entitled, upon the terms and subject to the conditions of this Warrant Agreement (this "WARRANT AGREEMENT"), to subscribe for and purchase fully-paid and non-assessable shares of common stock, par value $.008 per share (the "COMMON STOCK"), of priceline.com Incorporated, a Delaware corporation (the "COMPANY").

     1. ISSUANCE OF WARRANTS. On the Issue Date, by virtue of this Warrant Agreement, the Warrant Holder is the holder of warrants (the "WARRANTS") to acquire 5,000,000 shares of the Common Stock, subject to adjustment as hereinafter provided pursuant to Section 10 of this Warrant Agreement (the "SHARES").

     2. EXERCISE PRICE. The Warrants shall have an exercise price per share of Common Stock equal to the closing price of the Common Stock as reported on The NASDAQ Stock Market on March 31, 2003, subject to adjustment as hereinafter provided pursuant to Section 10 of this Warrant Agreement (the "EXERCISE PRICE").

     3. TERM. The Warrants are fully vested on the Issue Date and may be exercised in accordance with Section 4. The right to exercise the Warrants expires at 5:00 p.m. New York time on the eighth (8th) anniversary of the Issue Date (the "EXPIRATION DATE").

     4. EXERCISE RIGHTS. The Warrant Holder shall have the right, at any time after the third (3rd) anniversary of the Issue Date and prior to the Expiration Date, to exercise the Warrants, in whole or in part, PROVIDED that there has not been, at any time before the third (3rd) anniversary of the Issue Date, an Acceleration Event (as such term is used in that certain Amended and Restated Preferred Hotel Provider Agreement, dated March 14, 2003, by and between the Company and Warrant Holder (the "PREFERRED AGREEMENT")). Unless otherwise exercisable at an earlier date in accordance with this Section 4, all of the Warrants shall be fully exercisable during the period commencing on the seventh
(7th) anniversary of the Issue Date and expiring on the Expiration Date.

     5.   EXERCISE OF PURCHASE RIGHTS.

          (a) PAYMENT OF EXERCISE PRICE. The purchase rights represented by this Warrant Agreement are exercisable by the Warrant Holder, in whole or in part, subject to the terms of Sections 3 and 4 above, at any time, or from time to time, by tendering to the Company at its principal office a duly completed and executed notice of exercise in the form attached hereto as EXHIBIT A (the "NOTICE OF EXERCISE") and the original Warrant Agreement, each having been duly endorsed to the Company, and payment of the aggregate Exercise Price in lawful money of the United States or conversion of the Warrants in accordance with
Section 5(b). Upon receipt of such items, the Company shall issue to the

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                                                                               2

Warrant Holder a certificate for the number of shares of Common Stock purchased. The Warrant Holder, upon exercise of the Warrants, shall be deemed to have become the holder of the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which the Warrants are properly exercised. In the event of any exercise of the rights represented by the Warrants, certificates for the Shares so purchased shall be delivered to the Warrant Holder or its designee as soon as practical and in any event within ten (10) business days after receipt of such notice and, unless the Warrants have been fully exercised or expired, a new Warrant Agreement representing the remaining portion of the Warrants and the underlying Shares, if any, with respect to which this Warrant Agreement shall not then have been exercised shall also be issued to the Warrant Holder as soon as possible and in any event within such ten-day period.

     (b) RIGHT TO CONVERT. Notwithstanding anything to the contrary contained in
Section 5(a), if the current fair market value of one share of Common Stock is greater than the Exercise Price (as of the date of surrender of this Warrant Agreement at the principal office of the Company together with the Warrant Holder's notice of its election to exercise all or any portion of the Warrants), Warrant Holder may elect to exercise the Warrants in whole or in part by canceling a portion of the Warrants, in which event the Company shall issue to the Warrant Holder certificates for the total number of whole Shares of Common Stock computed using the following formula:

                                  X = Y(A - B)
                                      --------
                                          A

     Where:        X = the number of Shares to be issued to Warrant Holder

                   Y = the number of Shares with respect to which the Warrants are being exercised

                   A = the current fair market value of one share of Common
                         Stock

                   B = the Exercise Price

     As used herein, current fair market value of Common Stock as of a specified date shall mean with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on all exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each case on the trading day immediately preceding the date of exercise. If on the date for which current fair market value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Common Stock shall be determined in good faith by the Board of Directors of the Company and communicated in writing to the Warrant Holder upon Warrant Holder's written request.

     6. RESERVATION OF SHARES. The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights to purchase the Shares as provided in this Warrant Agreement.

     7. NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant Holder's rights to purchase the Shares.

     8. NO RIGHTS AS SHAREHOLDER. This Warrant Agreement does not entitle the Warrant Holder to any voting rights or other rights as a shareholder of the Company with respect to the underlying Shares prior to the exercise of the Warrant Holder's rights to purchase the Shares as provided for herein.

     9. REDEMPTION. The Warrants represented by this Warrant Agreement are not redeemable by the Company.

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                                                                               3

     10. ADJUSTMENT RIGHTS. The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time, as follows:

          (a) MERGER, ETC. If at any time there shall occur a reorganization, recapitalization, merger or consolidation involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 10(b), 10(c) or 10(d)), then, following any such reorganization, recapitalization, consolidation or merger, the Warrant Holder shall thereafter be entitled to immediately exercise the Warrants and, upon payment of the aggregate Exercise Price, receive the kind and amount of shares of stock or other securities or property to which a holder of the stock deliverable upon exercise of the rights granted in this Warrant Agreement would have been entitled to receive if such rights had been exercised immediately before such reorganization, recapitalization, merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the holder after the reorganization, recapitalization, merger or consolidation.

          (b) RECLASSIFICATION, ETC. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such subdivision, combination, reclassification or other change.

          (c) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time shall split or subdivide its Common Stock, the Exercise Price shall be proportionately decreased and the number of Shares issuable pursuant to this Warrant Agreement shall be proportionately increased. If the Company at any time shall combine or reverse split its Common Stock, the Exercise Price shall be proportionately increased and the number of Shares issuable pursuant to this Warrant Agreement shall be proportionately decreased.

          (d) STOCK DIVIDENDS. If the Company at any time shall pay a dividend payable in Common Stock to all holders of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend. The Warrant Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying (i) the Exercise Price in effect immediately prior to such adjustment by (ii) the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (e) OTHER CHANGES. If any other change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 10 are not strictly applicable or if strictly applicable, would not fairly protect the purchase rights of the Warrant Holder in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number of and class of shares available under the Warrants, the Exercise Price or the application of such provisions, so as to protect the purchase rights of the Warrant Holder. The adjustment shall be such as will give the Warrant Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares or other property as the Warrant Holder would have owned had the Warrants been exercised prior to the event and had the Warrant Holder continued to hold such shares until after the event requiring adjustment.

          (f) NOTICE OF ADJUSTMENTS; NOTICES. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to this
Section 10 hereof, the Company shall issue a certificate signed by its Chief Executive Officer or Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant. The Company shall give

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                                                                               4

written notice to the Warrant Holder at least 10 days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions. The Company shall also give written notice to the Warrant Holder at least 10 business days prior to the date on which a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation shall take place.

          (g) NO CHANGE OF WARRANT NECESSARY. Irrespective of any adjustment in the Exercise Price or in the number or kind of securities issuable upon exercise of the Warrant, unless the Warrant Holder otherwise requests, this Warrant Agreement may continue to express the same price and number and kind of shares of Common Stock as are stated in this Warrant Agreement as initially executed.

     11.  REPRESENTATIONS AND WARRANTIES.

          Each of the Warrant Holder and the Company hereby represents and warrants to the other as follows:

          (a) EXISTENCE AND POWER. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant Agreement.

          (b) AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by it of this Warrant Agreement and the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action and (ii) do not contravene the terms of its Certificate of Incorporation or By-laws, each as amended as of and through the Issue Date.

          (c) GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption or authorization of any governmental authority or agency, or of any other person or entity, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, it of this Warrant Agreement or the transactions contemplated hereby.

          (d) BINDING EFFECT. This Warrant Agreement has been duly executed and delivered and constitutes a valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     The Warrant Holder hereby represents and warrants to the Company as follows:

          (a) PURCHASE FOR OWN ACCOUNT. The Warrants issued to the Warrant Holder pursuant to this Warrant Agreement, and the Shares to be issued upon vesting and exercise thereof, are being or will be acquired for the Warrant Holder's own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state.

          (b) RESTRICTED SECURITIES. The Warrant Holder understands that the Warrants and the Shares issuable upon vesting and exercise of the Warrants, will not be registered at the time of their issuance under the Securities Act of 1933, as amended (the "SECURITIES ACT") for the reason that the sale provided for in this Agreement is exempt pursuant to the Securities Act, and that reliance of the Company on such exemption is predicated in part on such Warrant Holder's representations set forth herein. The Warrant Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of the investment. The Warrant Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Warrants, the business of the Company, and to obtain additional information to such Warrant Holder's satisfaction.

          (c) ACCREDITED INVESTOR. The Warrant Holder is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

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                                                                               5

     12. COMPLIANCE WITH SECURITIES ACT; TRANSFERABILITY OF WARRANT OR SHARES OF COMMON STOCK.

          (a) COMPLIANCE WITH SECURITIES ACT. The Warrant Holder, by acceptance hereof, agrees that the Warrants, and the shares of Common Stock to be issued upon exercise of the Warrants, are being acquired for investment and that such Warrant Holder will not offer, sell or otherwise dispose of the Warrants, or any shares of Common Stock to be issued upon exercise of the Warrants except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. The Warrants and all shares of Common Stock issued upon exercise of the Warrants (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION."

          (b) EXCHANGE, TRANSFER, ASSIGNMENT. Warrant Holder shall not, without the prior written consent of the Company, sell, exchange, assign, hedge or transfer, directly or indirectly (whether through establishment of an offsetting derivative position, or otherwise), the Warrants or any interest therein or in the Shares issuable upon exercise thereof, except for a transfer of the Warrants (subject to compliance with section 12(a)) to a successor to the lodging business currently operated by the Warrant Holder.

     13.  MISCELLANEOUS.

          (a) NO CONSEQUENTIAL DAMAGES. No party hereto shall be entitled to consequential damages as a result of any breach of a covenant, representation or warranty contained herein.

          (b) NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (i)       if to the Company, to:

                                   priceline.com Incorporated
                                   800 Connecticut Avenue
                                   Norwalk, CT 06854
                                   Telecopy: (203) 299-8915
                                   Attention: General Counsel

               (ii)      if to the Warrant Holder, to:

                                   Marriott International, Inc.
                                   10400 Fernwood Road
                                   Bethesda, MD 20817
                                   Telecopy: (301) 380-1811
                                   Attention: General Counsel

                                   With a copy to the same address:
                                   Telecopy: (301) 380-6727
                                   Attention: Assistant General Counsel,
                                              Corporate Affairs and eCommerce
                                              Dept. 52/923.23

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                                                                               6

          All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

          (c) SUCCESSORS; THIRD PARTY BENEFICIARIES. This Warrant Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto. No person, other than the parties hereto and their successors, is intended to be a beneficiary of this Warrant Agreement.

          (d)  AMENDMENT AND WAIVER.

               (i) No failure or delay on the part of the Company, or the Warrant Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company and the Warrant Holder at law, in equity or otherwise.

               (ii) Any amendment, supplement or modification of or to any provision of this Warrant Agreement, any waiver of any provision of this Warrant Agreement, and any consent to any departure by the Company or the Warrant Holder from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the Warrant Holder.

          (e) COUNTERPARTS. This Warrant Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) HEADINGS. The headings in this Warrant Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) GOVERNING LAW. THIS WARRANT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

          (h) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          (i) ENTIRE AGREEMENT. This Warrant Agreement, together with the exhibits hereto and the Preferred Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Warrant Agreement, together with the exhibits hereto and the Preferred Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (j) PUBLICITY. Except as may be required by law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Warrant Agreement or the transactions contemplated hereby, without prior approval by the other party (which approval shall not be unreasonably withheld); PROVIDED, HOWEVER, that nothing in this Warrant Agreement shall restrict either party from disclosing information (a) that is already publicly available, (b) to its attorneys, accountants, consultants and other advisors to the extent reasonably necessary to obtain their services in connection with the Warrant Holder's investment or participation in the Company, (c) as required by law, and (d) to Warrant Holder's hotel owners and franchisees participating in or benefiting from the Warrant Holder's reservation system or the Preferred Agreement. If any announcement is required by law to be made by any party hereto concerning this Warrant Agreement or the transactions contemplated hereby, prior to making such announcement such party will deliver a draft of such announcement to the other party and shall give the other party an

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                                                                               7

opportunity to comment thereon.

          (k) CHARGES; TAXES AND EXPENSES. Issuance of certificates for shares upon the exercise of the Warrants shall be made without charge to the Warrant Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

          (l) SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or a legal holiday.

          (m) LOST WARRANTS. The Company covenants to the Warrant Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Agreement and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Warrant Agreement, the Company will make and deliver a new Warrant Agreement of like tenor, in lieu of the lost, stolen, destroyed or mutilated document.

          (n) FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person, and otherwise fulfilling, or causing the fulfillment of, the various obligations made herein), as may be reasonably required or desirable to carry out or to perform the provisions of this Warrant Agreement and to consummate and make effective as promptly as reasonably possible the transactions contemplated by this Warrant Agreement.

     IN WITNESS WHEREOF, this Warrant Agreement has been duly executed and delivered by the authorized officers of each of the undersigned.


                                   PRICELINE.COM INCORPORATED


                                   By:
                                      ------------------------------------------
                                         Robert J. Mylod
                                         Chief Financial Officer


                                   Marriott International, Inc.


                                   By:
                                      ------------------------------------------
                                         Name:
                                         Title:

EXHIBIT A

                               NOTICE OF EXERCISE

TO:  priceline.com Incorporated

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                                                                               8

          1.   The undersigned hereby elects to purchase (check applicable box):

          / / __________ shares of the Common Stock of priceline.com Incorporated pursuant to the terms of the Warrant Agreement, dated as of March 17, 2003, by and between priceline.com Incorporated and the undersigned (the "Warrant Agreement"); or

          / / the maximum number of shares of Common Stock covered by such Warrant Agreement pursuant to the cashless exercise procedure set forth in Section 5(b).

          2. The undersigned tenders herewith payment of the purchase price for such shares in full as provided by Section 2 of the Warrant Agreement at the price per share provided for in the Warrant Agreement. Such payment takes the form of (check applicable box or boxes):

          / /  $__________ in lawful money of the United States; and/or

          / / the cancellation of such portion of the Warrants provided for in the Warrant Agreement as is exercisable for a total of ________ Shares (using a current fair market value of $_____ per share for purposes of such calculation); and/or

          / / the cancellation of such number of Warrants as is necessary to exercise the Warrants with respect to the maximum number of Shares purchasable pursuant to the cashless exercise procedures set forth in Section 5(b).

          3. Please issue a certificate or certificates representing said shares in the name of the undersigned.

                                              Marriott International, Inc.


                                              By:
                                                 -------------------------------

                                              ----------------------------------
                                              (Print Name of Signatory)


                                              ----------------------------------
                                              (Title of Signatory)

Date:
     --------------